Exhibit 99.1
Avantor® Reports Second Quarter 2020 Results
•Revenue of $1.48 billion, declining 3.5%; organic decline of 2.0%
•Net income of $60.2 million; Adjusted EBITDA $273.3 million, Adjusted EBITDA expansion of 94 basis points
•Diluted GAAP EPS $0.08; adjusted EPS $0.19, increase of 32.5%
•YTD Operating Cash Flow $342.3 million; YTD Free Cash Flow $316.2 million, increase of 641%
•Adjusted net leverage of 4.3x from 4.6x at December 31, 2019
•Refinances $2B unsecured notes lowering associated interest payments by 50%; doubles revolver

RADNOR, Pa., July 29, 2020 – Avantor, Inc. (NYSE: AVTR), a leading global provider of mission critical products and services to customers in the life sciences and advanced technologies & applied materials industries, today reported financial results for the second quarter ended June 30, 2020.

“Our second quarter results continue to demonstrate the resiliency of our business model,” said Michael Stubblefield, President and Chief Executive Officer of Avantor. “We achieved Adjusted EBITDA growth and outstanding cash generation despite a modest organic revenue decline impacted by the COVID-19 pandemic. Our global associates continue to execute well in a challenging environment, and we remain focused on serving our customers. We are also excited about the recently completed refinancing of our $2 billion unsecured notes, which will lower our annual interest expense by more than $90 million.”

“Our mission of setting science in motion has never mattered more, and Avantor is actively collaborating with our customers on critical initiatives to advance COVID-19 testing, vaccine and therapy development,” Stubblefield concluded.

Second Quarter 2020
For the three months ended June 30, 2020, net sales were $1.48 billion, a decline of 3.5% compared to the second quarter of 2019. Foreign currency translation had a negative impact of approximately 1.5% resulting in organic sales decline of 2.0%. Net income increased to $60.2 million from a net loss of $48.7 million in the comparable prior period. Adjusted EBITDA increased approximately 2% to $273 million, representing Adjusted EBITDA expansion of 94 basis points. Excluding foreign exchange translation impact, Adjusted EBITDA increased approximately 3%.

Diluted GAAP EPS was $0.08 compared to a net loss per share of $0.98 for the comparable prior period of 2019, while adjusted EPS increased approximately 32.5% to $0.19.

First Half 2020
For the six months ended June 30, 2020, net sales were $3.0 billion, a decrease of approximately 0.5% compared to the comparable prior period of 2019. Foreign currency translation had a negative impact of approximately 1.5% resulting in organic sales growth of 1.0%. Net income increased to $107.2 million from a net loss of $54.9 million in the comparable prior period. Adjusted EBITDA increased approximately 4% to $536.1 million, representing Adjusted EBITDA expansion of 76 basis points. Excluding foreign exchange translation impact, Adjusted EBITDA increased approximately 5%.

Diluted GAAP EPS was $0.13 compared to a diluted GAAP loss per share of $1.73 for the comparable prior period of 2019, while adjusted EPS increased approximately 46% to $0.36.

Cash Flow

First half 2020 cash performance was strong as the company generated $316.2 million of free cash flow, a 641% increase, as compared to $42.7 million in the first half of 2019.

At June 30, 2020, adjusted net leverage was 4.3x.

Second Quarter 2020 - Segment Results

Management uses Adjusted EBITDA to measure and evaluate the internal operating performance of the Company’s business segments. Adjusted EBITDA is also our segment reporting profitability measure under generally accepted accounting principles.

Americas
•Net sales were $857.5 million, a reported decrease of 7.3%, as compared to $925.5 million in the second quarter of 2019. Organic sales decreased 6.7%.
•Adjusted EBITDA margin increased 210 basis points to 23.0%, as compared to 20.9% in the second quarter of 2019.

Europe
•Net sales were $521.0 million, a reported increase of 0.5%, as compared to $518.6 million in the second quarter of 2019. Organic sales increased 3.0%.
•Adjusted EBITDA margin increased 120 basis points to 16.9%, as compared to 15.7% in the second quarter of 2019.
AMEA
•Net sales were $100.2 million, a reported increase of 13.5%, as compared to $88.3 million in the second quarter of 2019. Organic sales increased 18.2%.
•Adjusted EBITDA margin increased 330 basis points to 22.5%, as compared to 19.2% in the second quarter of 2019.
First Half 2020 - Segment Results
Americas

•Net sales were $1.76 billion, a reported decrease of 1.5%, as compared to $1.78 billion in the first half of 2019. Organic sales decreased 0.9%.
•Adjusted EBITDA margin increased 190 basis points to 22.1%, as compared to 20.2% in the first half of 2019.
Europe

•Net sales were $1.07 billion, a reported increase of 0.4%, as compared to $1.06 billion in the first half of 2019. Organic sales increased 3.2%.
•Adjusted EBITDA margin increased 80 basis points to 16.9%, as compared to 16.1% in the first half of 2019.
AMEA

•Net sales were $176.1 million, a reported increase of 4.2%, as compared to $169.0 million in the first half of 2019. Organic sales increased 7.1%.
•Adjusted EBITDA margin decreased 60 basis points to 20.4%, as compared to 21.0% in the first half of 2019.
Conference Call
Avantor will host a conference call to discuss its results today, July 29, at 5:00 p.m. EDT. To hear the live webcast, please see the Investors section of the Company’s website at www.avantorsciences.com. Or you may listen to the call by dialing (866) 211-4132 (domestic) or (647) 689-6615 (international) and use the conference code 7047197. Prior to the webcast, a presentation relating to the earnings call will be available on the Company’s website.

Following the live webcast, an audio archive of the webcast and the slide presentation will be available under https://ir.avantorsciences.com/investors/events-and-presentations/.
About Avantor
Avantor®, a Fortune 500 company, is a leading global provider of mission-critical products and services to customers in the biopharma, healthcare, education & government, and advanced technologies & applied materials industries. Our portfolio is used in virtually every stage of the most important research, development and production activities in the industries we serve. One of our greatest strengths comes from having a global infrastructure that is strategically located to support the needs of our customers. Our global footprint enables us to serve more than 225,000 customer locations and gives us extensive access to research laboratories and scientists in more than 180 countries. We set science in motion to create a better world. For more information, please visit www.avantorsciences.com.
Use of non-GAAP Financial Measures
To evaluate our performance, we monitor a number of key indicators. As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measurements that we believe are useful to investors, creditors and others in assessing our performance. These measures should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly-titled measures reported by other companies. Rather, these measures should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in reports filed with the SEC in their entirety and not rely solely on any one, single financial measurement or communication.
The non-GAAP financial measures used in this press release are organic sales, Adjusted EBITDA, adjusted net income, adjusted EPS, adjusted net leverage, free cash flow and unlevered free cash flow.
•Organic sales eliminate from our reported net sales the impacts of earnings from any acquired or disposed businesses and changes in foreign currency exchange rates. We believe that this measurement is useful to investors as a way to measure and evaluate our underlying commercial operating performance consistently across our segments and the periods presented. This measurement is used by our management for the same reason.

•Adjusted EBITDA is used by investors to measure and evaluate our operating performance exclusive of interest expense, income tax expense, depreciation, amortization and certain other adjustments. We believe that this measurement is useful to investors as a way to analyze the underlying trends in our core business consistently across the periods presented. This measurement is used by our management for the same reason.

•Adjusted EPS is our diluted earnings per share adjusted to normalize the number of shares outstanding for our position immediately after our initial public offering and to exclude amortization and various other items on an after-tax basis. The normalization of shares reflects for all periods (i) the total number of shares of common stock outstanding following our initial public offering, as well as (ii) the dilutive effect of the assumed exercise or conversion of instruments following our initial public offering (including our 6.250% Series A mandatory convertible preferred stock assuming the lowest rate of conversion into common stock). We believe that this measurement is useful to investors as an additional way to analyze the underlying trends in our business consistently across the periods presented. This measurement is used by our management for the same reason.
•Adjusted net leverage is equal to our gross debt, reduced by our cash and cash equivalents, divided by our trailing 12-month Adjusted EBITDA (excluding stock-based compensation expense and including the run-rate effect of synergies). We believe that this measurement is useful to investors as a way to evaluate and measure the Company’s capital allocation strategies and the underlying trends in the business. This measurement is used by our management for the same reason.
•Free cash flow and unlevered free cash flow are equal to our cash flow from operating activities, excluding capital expenditures and, in the case of unlevered free cash flow, excluding our cash interest net of tax. We believe that these measurements are useful to investors as they provide a view on the Company’s ability to generate cash for use in financing or other investment activities. These measurements are used by management for the same reason.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.
Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our most recent Annual Report on Form 10-K, our Form 10-Q for the quarter ended March 31, 2020 and our Form 10-Q for the quarter ended June 30, 2020 that will be filed later today, as such risk factors may be updated from time to time in our periodic filings with the SEC.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of operations

(in millions, except per share data)	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Net sales	$1,478.7	$1,532.4	$2,997.7	$3,012.5
Cost of sales	988.1	1,041.3	2,005.2	2,046.2
Gross profit	490.6	491.1	992.5	966.3
Selling, general and administrative expenses	324.0	372.0	667.5	709.6
Operating income	166.6	119.1	325.0	256.7
Interest expense	(92.1)	(115.1)	(186.6)	(243.7)
Loss on extinguishment of debt	—	(70.2)	—	(70.2)
Other income, net	4.2	15.6	5.0	10.5
Income (loss) before income taxes	78.7	(50.6)	143.4	(46.7)
Income tax (expense) benefit	(18.5)	1.9	(36.2)	(8.2)
Net income (loss)	60.2	(48.7)	107.2	(54.9)
Accumulation of yield on preferred stock	(16.2)	(48.2)	(32.3)	(120.0)
Accretion of make whole premium on series A preferred stock	—	(220.4)	—	(220.4)
Net income (loss) available to common stockholders	$44.0	$(317.3)	$74.9	$(395.3)

Earnings (loss) per share:
Basic	$0.08	$(0.98)	$0.13	$(1.73)
Diluted	$0.08	$(0.98)	$0.13	$(1.73)
Weighted average shares outstanding:
Basic	575.6	323.4	574.6	228.6
Diluted	582.1	323.4	581.7	228.6

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated balance sheets

(in millions)	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$415.3	$186.7
Accounts receivable, net	983.7	988.8
Inventory	737.8	711.2
Other current assets	155.5	134.8
Total current assets	2,292.3	2,021.5
Property, plant and equipment, net	551.8	557.0
Other intangible assets, net	4,057.7	4,220.2
Goodwill	2,761.2	2,769.4
Other assets	204.0	205.2
Total assets	$9,867.0	$9,773.3
Liabilities and stockholder's equity
Current liabilities:
Current portion of debt	$14.3	$93.5
Accounts payable	581.0	560.2
Employee-related liabilities	116.3	114.3
Accrued interest	74.2	74.2
Other current liabilities	267.9	232.3
Total current liabilities	1,053.7	1,074.5
Debt, net of current portion	5,063.8	5,023.0
Deferred income tax liabilities	788.0	785.4
Other liabilities	420.7	428.2
Total liabilities	7,326.2	7,311.1
Stockholders’ equity:
Mandatory convertible preferred stock including paid-in capital	1,003.7	1,003.7
Common stock including paid-in capital	1,744.0	1,748.1
Accumulated deficit	(98.1)	(203.7)
Accumulated other comprehensive loss	(108.8)	(85.9)
Total stockholders’ equity	2,540.8	2,462.2
Total liabilities and stockholder's equity	$9,867.0	$9,773.3

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of cash flows

(in millions)	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss)	$60.2	$(48.7)	$107.2	$(54.9)
Reconciling adjustments
Depreciation and amortization	97.8	103.0	194.3	201.3
Stock-based compensation expense	11.6	50.9	20.0	55.7
Provision for accounts receivable and inventory	9.7	9.0	23.3	16.7
Deferred income tax benefit	(17.9)	(38.8)	(22.1)	(60.3)
Amortization of deferred financing costs	6.2	8.9	13.1	19.3
Loss on extinguishment of debt	—	70.2	—	70.2
Foreign currency remeasurement loss (gain)	(2.6)	(14.8)	4.1	(7.6)
Changes in assets and liabilities:
Accounts receivable	64.0	(18.9)	(16.1)	(73.1)
Inventory	(51.7)	(30.0)	(46.4)	(71.2)
Accounts payable	(35.9)	18.0	31.1	23.4
Accrued interest	(60.8)	(61.5)	—	(1.8)
Other assets and liabilities	9.1	(52.7)	33.6	(47.2)
Other, net	(0.5)	(0.5)	0.2	(1.4)
Net cash provided by (used in) operating activities	89.2	(5.9)	342.3	69.1
Cash flows from investing activities:
Capital expenditures	(13.5)	(14.0)	(26.1)	(26.4)
Other	1.0	1.6	1.7	6.1
Net cash used in investing activities	(12.5)	(12.4)	(24.4)	(20.3)
Cash flows from financing activities:
Debt borrowings	—	150.4	—	154.0
Debt repayments	(3.7)	(1,712.3)	(67.5)	(1,822.0)
Payments of contingent consideration	—	(4.6)	—	(4.6)
Proceeds from issuance of stock, net of issuance costs	—	4,235.7	—	4,235.7
Redemption of series A preferred stock	—	(2,630.9)	—	(2,630.9)
Payments of dividends on preferred stock	(16.2)	—	(32.3)	—
Other	6.6	—	13.4	—
Net cash (used in) provided by financing activities	(13.3)	38.3	(86.4)	(67.8)
Effect of currency rate changes on cash	5.6	0.7	(2.9)	(1.1)
Net change in cash and cash equivalents	69.0	20.7	228.6	(20.1)
Cash, cash equivalents and restricted cash, beginning of period	348.9	146.9	189.3	187.7
Cash, cash equivalents and restricted cash, end of period	$417.9	$167.6	$417.9	$167.6

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures

(in millions)	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Net income (loss)	$60.2	$(48.7)	$107.2	$(54.9)
Amortization	77.2	78.3	154.6	156.9
Net foreign currency gain from financing activities	(1.8)	(14.3)	(0.2)	(8.1)
Restructuring and severance charges	3.2	0.9	4.4	6.4
VWR transaction, integration and planning expenses	1.5	5.1	5.1	11.4
Loss on extinguishment of debt	—	70.2	—	70.2
Other share-based compensation expense	1.1	42.7	—	42.7
Other	0.7	(3.3)	2.5	(4.1)
Income tax benefit applicable to pretax adjustments	(20.9)	(39.3)	(40.5)	(60.7)
Adjusted Net Income	121.2	91.6	233.1	159.8
Interest expense	92.1	115.1	186.6	243.7
Depreciation	20.6	24.7	39.7	44.4
Income tax provision applicable to Adjusted Net Income	39.4	37.4	76.7	68.9
Adjusted EBITDA	$273.3	$268.8	$536.1	$516.8

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Earnings per share

(shares in millions)	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Diluted earnings (loss) per share (GAAP)	$0.08	$(0.98)	$0.13	$(1.73)
Dilutive impact of convertible instruments	0.01	0.87	0.03	1.57
Normalization*	—	0.03	—	0.07
Fully diluted earnings (loss) per share (non-GAAP)	0.09	(0.08)	0.16	(0.09)
Amortization	0.12	0.12	0.24	0.24
Net foreign currency gain from financing activities	—	(0.02)	—	(0.01)
Restructuring and severance charges	0.01	—	0.01	0.01
VWR transaction, integration and planning expenses	—	0.01	0.01	0.02
Purchase accounting adjustments	—	—	—	(0.01)
Loss on extinguishment of debt	—	0.11	—	0.11
Other share-based compensation expense	—	0.07	—	0.07
Other	—	(0.01)	—	—
Income tax benefit applicable to pretax adjustments	(0.03)	(0.06)	(0.06)	(0.09)
Adjusted EPS (non-GAAP)	$0.19	$0.14	$0.36	$0.25

Weighted average shares outstanding:
Diluted (GAAP)	582.1	323.4	581.7	228.6
Incremental shares excluded for GAAP	62.9	103.9	62.9	117.1
Normalization*	(2.3)	215.4	(1.9)	297.0
Share count for Adjusted EPS (non-GAAP)	642.7	642.7	642.7	642.7

* Adjusted EPS reflects the share count of 642.7, the proforma fully diluted share count that was determined immediately following our May 2019 initial public offering. That share count assumes the Mandatory Convertible Preferred Stock is converted at the lowest conversion ratio and does not reflect the vesting or exercise of any stock-based awards following the IPO.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Free cash flow and unlevered free cash flow

(in millions)	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Net cash provided by (used in) operating activities	$89.2	$(5.9)	$342.3	$69.1
Capital expenditures	(13.5)	(14.0)	(26.1)	(26.4)
Free cash flow (non-GAAP)	75.7	(19.9)	316.2	42.7
Cash interest (net of tax)[1]	109.0	125.9	129.2	169.4
Unlevered free cash flow (non-GAAP)	$184.7	$106.0	$445.4	$212.1

1 Cash interest tax-effected using tax rates of 26% for the three and six months ended June 30, 2020 and 2019.

Net leverage

(dollars in millions)	June 30, 2020
Total debt, gross	$5,198.2
Less cash and cash equivalents	(415.3)
	$4,782.9

Trailing twelve months Adjusted EBITDA	$1,050.5
Trailing twelve months ongoing stock-based compensation expense	38.2
Pro forma adjustment for projected synergies	17.1
	$1,105.8

Net leverage (non-GAAP)	4.3	x

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Net sales

(in millions)			Reconciliation of reported change to organic change
	June 30,		Reported change	Foreign currency impact	Organic
	2020	2019
Three months ended:
Americas	$857.5	$925.5	$(68.0)	$(6.0)	$(62.0)
Europe	521.0	518.6	2.4	(12.8)	15.2
AMEA	100.2	88.3	11.9	(4.0)	15.9
Total	$1,478.7	$1,532.4	$(53.7)	$(22.8)	$(30.9)
Six months ended:
Americas	$1,756.6	$1,782.8	$(26.2)	$(10.5)	$(15.7)
Europe	1,065.0	1,060.7	4.3	(28.6)	32.9
AMEA	176.1	169.0	7.1	(4.7)	11.8
Total	$2,997.7	$3,012.5	$(14.8)	$(43.8)	$29.0

Adjusted EBITDA

(in millions)	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Americas	$197.4	$193.8	$387.4	$360.1
Europe	88.3	81.6	180.0	171.3
AMEA	22.5	17.0	35.9	35.5
Corporate	(34.9)	(23.6)	(67.2)	(50.1)
Total	$273.3	$268.8	$536.1	$516.8

Media Contact
Allison Hosak
Senior Vice President, Global Communications
Avantor
908-329-7281
Allison.Hosak@Avantorsciences.com
Investor Relations Contact
Tommy J. Thomas, CPA
Vice President, Investor Relations
Avantor
781-375-8051
Tommy.Thomas@avantorsciences.com